Fulton Financial
CORPORATION
FOR IMMEDIATE RELEASE Full text available on PR NEWSWIRE	Contact: Laura J. Wakeley Phone: 717-291-2616

Fulton Financial announces accelerated stock repurchase

     (November 12)  --  Lancaster, Pa  --  Fulton Financial Corporation (NASDAQ: FULT) today announced that it repurchased one million shares of its outstanding common stock in an accelerated share repurchase program on November 11, 2004.

     The shares were repurchased from Bear Stearns International Limited under an accelerated share repurchase program for a total cost of approximately $21.9 million, or $21.93 per share, subject to a market price adjustment provision based on the actual cost of Bear Stearns' share purchases over the next several months. The program allowed Fulton to purchase the shares immediately from Bear Stearns, and Bear Stearns may cover its position by purchasing the shares in the open market. The level of daily purchases under the program will be based on Fulton's average daily trading volume.

     The accelerated share repurchase program is part of Fulton's existing 4 million share repurchase program which was announced June 15, 2004. Fulton's Board of Directors approved the program initially and, more recently, the addition of the accelerated share repurchase program. After the accelerated share repurchase, Fulton has approximately 1.5 million shares remaining under the share repurchase authorization. The company may repurchase these remaining shares from time to time in the open market or through negotiated or accelerated share repurchase transactions, subject to market conditions. Both the initial purchase by Fulton from Bear Stearns and the subsequent purchases by Bear Stearns in the open market will be pursuant to a Rule 10b5-1 plan established by Fulton, and the Bear Stearns purchases in the open market will be accomplished in accordance with the Rule 10b-18 guidelines applicable to Fulton.

     "This accelerated share repurchase enables Fulton Financial to more effectively carry out the share repurchase program announced in June 2004," said Rufus A. Fulton, Jr., chairman and chief executive officer. "The repurchase also reflects our confidence in Fulton Financial's long-term potential for growth and profitability."

     Fulton Financial Corporation is a financial holding company which operates 208 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Lebanon Valley Farmers Bank, Lebanon, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank, Hackettstown, NJ; Premier Bank, Doylestown, PA; and Resource Bank, Virginia Beach, VA.

     The Corporation's financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc. Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA.

     Residential mortgage lending is offered through Fulton Mortgage Company and Resource Mortgage.

     Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

     Forward-Looking Statements:

     This news release may contain forward-looking statements about Fulton Financial Corporation's future financial performance. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995.

     Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loan and deposit products, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, creditworthiness of current borrowers, the Corporation's success in merger and acquisition integration and customers' acceptance of the Corporation's products and services.

     The Corporation's forward-looking statements are relevant only as of the date on which such statements are made. By making any forward-looking statements, the Corporation assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.